Exhibit 99.1
      JOINT FILER INFORMATION

      Each of the following joint filers has designated LB Interstate GP LLC as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

      (1)  LB Interstate LP LLC
           c/o Lehman Brothers Holdings, Inc.,
           745 Seventh Avenue, New York, NY 10019

      (2)  Lehman Brothers Holdings, Inc.
           745 Seventh Avenue, New York, NY 10019

      (3)  Lehman ALI Inc.
           c/o Lehman Brothers Holdings, Inc.,
           745 Seventh Avenue, New York, NY 10019

      (4)  Property Asset Management Inc.
           c/o Lehman Brothers Holdings, Inc.,
           745 Seventh Avenue, New York, NY 10019

      (5)  PAMI LLC
           c/o Lehman Brothers Holdings, Inc.,
           745 Seventh Avenue, New York, NY 10019


      Issuer & Ticker Symbol        Interstate Hotels & Resorts, Inc. (IHR)
      Date of Event                 09/24/2004